QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5.3

CONSENT OF STIKEMAN ELLIOTT LLP

        We hereby consent to the reference to our opinions under "Canadian Federal Income Tax Considerations", "Legal Matters", "Interests of Experts" and "Eligibility for Investment" in the Registration Statement on Form F-10 of Gammon Lake Resources Inc. In giving this consent, we do not acknowledge that we come within the category of persons whose consent is required by the U.S. Securities Act of 1933, as amended, or the rules and regulations thereunder.

Toronto, Canada April 9, 2007	/s/ Stikeman Elliott LLP Stikeman Elliott LLP

QuickLinks

CONSENT OF STIKEMAN ELLIOTT LLP